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                                                                   Exhibit 10.10

                             EMPLOYMENT AGREEMENT


     This EMPLOYMENT AGREEMENT (the "Agreement"), effective as of May 19, 2000 (the "Effective Date"), is between Navigant Consulting, Inc., a Delaware corporation (the "Company"), and William M. Goodyear (the "Executive").

                                   RECITALS

     A. The Executive possesses knowledge, skill and experience advantageous to the Company.

     B. The Company desires to employ the Executive as its Chief Executive Officer, and the Executive desires to accept such employment, on the terms and conditions set forth herein.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, for the period stated in Paragraph 2 hereof.

2. Employment Term. The term of the Executive's employment by the Company under this Agreement will begin as of the Effective Date, and will continue, subject to earlier termination as provided in Section 7 hereof, until the first anniversary of the Effective Date, or it will continue to a later date pursuant to an extension or modification of this Agreement by mutual agreement of the parties hereto from time to time (the "Employment Term").

3. Position and Responsibilities. During the period of his employment hereunder, the Executive agrees to serve the Company, and the Company shall employ the Executive, as its Chairman and Chief Executive Officer. During the Employment Term, the Executive shall possess such broad powers and perform such duties and functions as are normally incident to the position of Chairman and Chief Executive Officer with an entity of an equivalent size and nature as the Company.

4. Performance of Duties; Commitment of Time. During the Employment Term the Executive shall discharge the following obligations:

     (a) During the period of his employment hereunder and except for illness, reasonable vacation periods, and reasonable leaves of absence, the Executive shall devote his best efforts and a reasonable amount of his business time (which shall be less than full time), attention and skill to the business and affairs of the Company and its subsidiaries, affiliates and divisions, as such business and affairs now exist and as they may be hereafter changed or added to.

     (b) The Executive shall report directly and exclusively to the Company's Board of Directors ("the Board"), and he shall perform all of his duties in accordance with such reasonable directions, requests, rules and regulations as are specified by the Board in connection with his employment.

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     (c)  Nothing herein shall preclude the Executive from devoting such reasonable time as required to serve, or to continue to serve, on the boards of directors of, or to hold any other offices or positions in or with respect to, other companies, organizations or entities, provided that (i) the Executive gives prior notice to the Company of such other activities, (ii) such other activities do not violate Paragraph 6 hereof, and (iii) such other activities have no material effect on the time the Executive is required to spend in connection with the services required of him hereunder. The Company acknowledges that the Executive is currently involved with several businesses. The Executive represents and warrants that such involvement will not affect the performance of the Executive's duties as specified in this Paragraph 4.

5.   Compensation and Benefits.

     (a)  Base Salary. During the Employment Term, the Executive will receive an
          -----------
annual salary, payable in monthly or more frequent installments, of $450,000 subject to authorized withholding and other deductions. The annual salary will be reviewed annually and, if appropriate, increased by the Company in the sole discretion of the Compensation Committee of its Board. Such annual salary, as so increased, is hereinafter referred to as the "Base Salary." In no event shall the Executive's Base Salary be reduced below $450,000.

     (b)  Discretionary Bonus.  During the Employment Term, the Executive will
          -------------------
be eligible to receive such cash bonus or bonuses as are determined to be appropriate by the Compensation Committee of the Board. Such bonus or bonuses shall be based upon the Compensation Committee's review of the Executive's performance with the first such review occurring no later than the first anniversary of the Effective Date.

     (c)  Stock Appreciation Rights.  The Executive is hereby awarded 200,000
          -------------------------
stock appreciation rights, each of which shall entitle the Executive (or in the event of his death his estate) to receive a cash payment at his election at any time after the Effective Date and prior to the fifth anniversary of the Effective Date in an amount equal to the excess of the closing price of a share of the Company's common stock on the date the Executive files written notice of his election with the Company over the closing price of a share of the Company's common stock on the last trading date immediately prior to the Effective Date. In the event of a change in the Company's capital structure or a corporate transaction or similar event affecting the value of the Company's common stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), approximate adjustments shall be made to prevent dilution of the value of the stock appreciate rights granted hereunder.

     (d)  Employee Benefits. During the Employment Term, the Executive will be
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entitled to receive all benefits of employment generally available to other members of the Company's senior executive management, upon his satisfaction of the eligibility or participation criteria therefor.

     (e)  Entitlement to Perquisites. For each fiscal year of the Company, or
          --------------------------
portion thereof, occurring during the Employment Term, the Executive shall be entitled to receive those perquisites from the Company which are generally available to other members of the Company's senior executive management.

     (f)  Reimbursement of Travel and Entertainment Expenses. The Company shall
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pay or reimburse the Executive, in accordance with its normal policies and practices, for all reasonable hotel, travel and other expenses incurred by the Executive in connection with the performance of his obligations hereunder.

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     (g)   Legal Fees. The Company shall pay, or reimburse the Executive for,
           ----------
the legal fees and expenses of counsel incurred by the Executive in connection with the preparation, negotiation, execution and delivery of this Agreement, but not in excess of $10,000.

     (h)   Withholding Taxes. There shall be deducted and withheld from the Base
           -----------------
Salary and all other compensation payable to the Executive during or for the Employment Term any and all amounts required to be deducted or withheld under the provisions of any statute, regulation, ordinance or order.

6.   Obligations of the Executive During and After Employment.

     (a) The Executive acknowledges and agrees that solely by virtue of his employment by, and relationship with, the Company, he will acquire Confidential Information," as defined in subparagraph (vii) below, as well as special knowledge of the Company's relationships with its clients, and that, but for his association with the Company, the Executive will not have had access to said Confidential Information or knowledge of said relationships. The Executive further acknowledges and agrees (1) that the Company has long term relationships with its clients, and that those relationships were developed at great expense and difficulty to the Company over several years of close and continuing involvement; (2) that the Company's relationships with its clients are and will continue to be valuable, special and unique assets of the Company and (3) that the Company has the following protectable interests that are critical to its competitive advantage in the industry and would be of demonstrable value in the hands of a competitor: software designs and application; plans, modeling products and tools (including, but not limited to, COMPASS 2000); processes, distribution networks, and protocols; research bases, systems, and industry benchmarks; and concepts, ideas, marketing strategies, and other matters not generally known to the public. In return for the consideration described in this Agreement, the Executive hereby represents, warrants and covenants as follows:

     (i) The Executive has executed and delivered this Agreement as his free and voluntary act, after having determined that the provisions contained herein are of a material benefit to him, and that the duties and obligations imposed on him hereunder are fair and reasonable and will not prevent him from earning a comparable livelihood following the termination of his employment with the Company;

     (ii) The Executive has read and fully understands the terms and conditions set forth herein, has had time to reflect on and consider the benefits and consequences of entering into this Agreement, and has had the opportunity to review the terms hereof with an attorney or other representative if he so chooses;

     (iii) The execution and delivery of this Agreement by the Executive does not conflict with, or result in a breach of or constitute a default under, any agreement or contract, whether oral or written, to which the Executive is a party or by which the Executive may be bound;

     (iv) The Executive agrees that, during the time of his employment with the Company and for a period of one year after termination of the Executive's employment hereunder for any reason whatsoever or for no reason, whether voluntary or involuntary, the Executive will not, except on behalf of the Company, anywhere in North America or in any other place or venue where the Company or any affiliate, subsidiary or division thereof now conducts or operates, or may conduct or operate, its business prior to the date of the Executive's termination of employment;

             (A) directly or indirectly, contact, solicit or direct any person, firm, corporation, association, or other entity to contact or solicit, any of the Employer's clients or prospective clients (as they are hereinafter defined) for the purpose of selling or distributing or attempting to sell or

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distribute, any products and/or services in competition with the Company to its clients during the term hereof. In addition, the Executive will not disclose the identity of any such clients or prospective clients, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever, except to the extent (1) required by any law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (2) such disclosure is in the Executive's reasonable judgment necessary or appropriate to perform properly the Executive's duties under this Agreement, including without limitation in connection with a sale or potential sale of the Company or of all or of any portion of the assets of the Company;

          (B) solicit on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit any of the Company's employees to terminate employment with the Company;

          (C) become directly or indirectly, an investor, owner or stockholder (excluding investments representing less than 2% of the common stock of a public company), lender, director, consultant, employee, agent or salesperson, whether part-time or full-time, of any business which competes with the Company in the marketing of products or services developed, marketed or provided by the Company; and

          (D) act as a consultant, advisor, officer, manager, agent, director, partner, independent contractor, owner, or employee for or on behalf of any of the Company's clients or prospective clients (as hereinafter defined), with respect to any other business activities in which the Company engages during the term hereof;

     (v) The scope described above is necessary and reasonable in order to protect the Company in the conduct of its business and that, if the Executive becomes employed by another employer, the Executive hereby consents to and the Company is hereby given permission to disclose the existence of this paragraph 6 to such employer.

     (vi) For purposes of this Paragraph 6, "client" shall be defined as any person, firm, corporation, association, or entity that purchased any type of product and/or service from the Company or is or was doing business with the Company within the 12-month period immediately preceding termination of the Executive's employment. For purposes of this Paragraph 6, "prospective client" shall be defined as any person, firm, corporation, association, or entity contacted or solicited in writing by the Company or who contacted the Company within the 12-month period immediately preceding the termination of the Executive's employment for the purpose of having such persons, firms, corporations, associations, or entities become a client of the Company;

     (vii) Both during his employment and thereafter he will not, for any reason whatsoever, use for himself or disclose to any person not employed by the Company any "Confidential Information" of the Company acquired by the Executive during his relationship with the Company, except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical, or in other media, available to the general public, other than as a result of any act or omission of the Executive, (b) is required to be disclosed by law, regulation or order of any court or regulatory commission, department or agency, provided that the Executive gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order, or (c) is in the Executive's reasonable judgment necessary or appropriate to be disclosed in order to perform properly the Executive's duties under this Agreement, including without limitation in connection with a sale or potential sale of the Company or of all or any portion of the assets of the Company. The

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Executive further agrees to use Confidential Information solely for the purpose of performing duties with the Company and further agrees not to use Confidential Information for his own private use or commercial purposes. The Executive agrees that "Confidential Information" includes but is not limited to: (1) any financial, engineering, business, planning, operations, services, potential services, products, potential products, technical information and/or know-how, organization charts, formulas, business plans, production, purchasing, marketing, pricing, sales, profit, personnel, customer, broker, supplier, or other lists or information of the Company; (2) any papers, data, records, processes, methods, techniques, systems, models, samples, devices, equipment, compilations, invoices, client lists, or documents of the Company; (3) any confidential information or trade secrets of any third party provided to the Company in confidence or subject to other use or disclosure restrictions or limitations; and (4) any other information, written, oral, or electronic, whether existing now or at some time in the future developments, which pertains to the Company's affairs or interests or with whom or how the Company does business. The Company acknowledges and agrees that Confidential Information does not include information properly in the public domain;

     (viii) During and after the term of employment hereunder, the Executive will not remove from the Company's premises any documents, records, files, notebooks, correspondence, reports, video or audio recordings, computer printouts, computer programs, computer software, price lists, microfilm, drawings, or other similar documents containing Confidential Information, including copies thereof, whether prepared by him or others, except as in the Executive's reasonable judgment is necessary or appropriate for the performance of his duties under this Agreement, and in such cases, will promptly return such items to the Company. Upon termination of his employment with the Company, all such items including summaries or copies thereof, then in the Executive's possession, shall be returned to the Company immediately;

     (ix) All ideas, inventions, designs, processes, discoveries, enhancements, plans, writings, and other developments or improvements (the "Inventions") conceived by the Executive, alone or with others, during the term of his employment, whether or not during working hours, that are within the scope of the Executive's business operations or that relate to any of the Company's work or projects (including any and all inventions based wholly or in part upon ideas conceived during the Executive's employment with the Company), are the sole and exclusive property of the Company. The Executive further agrees that (1) he will promptly disclose all Inventions to the Company and hereby assigns to the Company all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and (2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Company, the Executive will do all things deemed by the Company to be reasonably necessary to perfect title to the Inventions in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including but not limited to executing and signing any and all relevant applications, assignments or other instruments. Notwithstanding the foregoing, pursuant to the Employee Patent Act, Illinois Public Act 83-493, the Company hereby notifies the Executive that the provisions of this subparagraph (ix) shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on the Executive's own time, unless (1) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company, or (2) the Invention results from any work performed by the Executive for the Company;

     (x) All client lists, supplier lists, and client and supplier information are and shall remain the exclusive property of the Company, regardless of whether such information was developed, purchased, acquired, or otherwise obtained by the Company or the Executive. The Executive also agrees to furnish to the Company on demand at any time during his employment, and upon the

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termination of his employment, any records, notes, computer printouts, computer programs, computer software, price lists, microfilm, or any other documents related to the Company's business, including originals and copies thereof; and

     (xi) The Executive may become aware of "material" nonpublic information relating to clients whose stock is publicly traded. The Executive acknowledges that he is prohibited by law as well as by Company policy from trading in the shares of such clients while in possession of such information or directly or indirectly disclosing such information to any other persons so that they may trade in these shares. For purposes of this subparagraph (xi), "material" information may include any information, positive or negative, which might be of significance to an investor in determining whether to purchase, sell or hold the stock of publicly traded clients. Information may be significant for this purpose even if it would not alone determine the investor's decision. Examples include a potential business acquisition, internal financial information that departs in any way from what the market would expect, the acquisition or loss of a major contract, or an important financing transaction.

     (b)  Remedy for Breach. The Executive agrees that in the event of a
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material breach or threatened material breach of any of the covenants contained in this Paragraph 6, the Company will have the right and remedy to have such covenants specifically enforced by any court having jurisdiction, it being acknowledged and agreed that any material breach of any of the covenants will cause irreparable injury to the Company and that money damages will not provide an adequate remedy to the Company.

     (c)  Blue-Penciling. The Executive acknowledges and agrees that the
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noncompetition and nonsolicitation provisions contained herein are reasonable in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, Confidential Information and other business interests of the Company. Nevertheless, if any court determines that any of said noncompetition and other restrictive covenants and agreements, or any part thereof, is unenforceable because of the duration or geographic scope of such provision, such court will have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision will then be enforceable to the maximum extent permitted by applicable law.

7.   Termination of Employment.

     (a)  Termination as a Result of Death or Disability. The Executive's
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employment with the Company shall terminate automatically upon the Executive's death during the Employment Term. If the Disability of the Executive has occurred during the Employment Term (pursuant to the definition of "Disability" set forth below), the Company may give to the Executive written notice of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Company (the "Disability Effective Date"), provided that, within the 30 days after receipt of notice, the Executive shall not have returned to substantial performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company for 120 consecutive days, or a total of 180 days in any 12-month period, as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician jointly selected by the Company and the Executive or the Executive's legal representative, or if the parties cannot agree on the selection of such physician then each shall choose a physician and the two physicians shall jointly select a physician to make such binding determination.

     (b)  Termination by the Company for Cause. The Company may terminate the
          ------------------------------------
Executive's employment during the Employment Term for Cause at any time upon written notice from the

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Board specifying such Cause and the expiration of the cure period specified below, and thereafter, the Company's obligations hereunder (other than the obligation to pay any accrued salary or benefit) shall cease and terminate; provided, however, that such written notice shall not be delivered until after the Board shall have given the Executive written notice specifying the conduct alleged to have constituted such Cause. The Executive shall have 30 days to cure the matters specified in the notice delivered by the Board (to the extent that such matters are curable). For purposes of this Agreement, "Cause" shall mean the Executive's willful misconduct, dishonesty or other willful actions (or willful failures to act) which are materially and demonstrably injurious to the Company, or a material breach by the Executive of one or more terms of this Agreement, which shall include the Executive's habitual neglect of the material duties required of him under this Agreement. For purposes of this Section, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the Board by the vote of a majority of the entire Board at a meeting of the Board duly called and held for such purpose, at which the Executive shall have an opportunity to be present and to be heard, finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described above, and specifying the particulars thereof in detail.

     (c)  Termination by the Executive for Good Reason. The Executive's
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employment with the Company may be terminated by the Executive for Good Reason.
For purposes of this Agreement, "Good Reason" shall mean any of the following actions, if taken without the express written consent of the Executive: (1) any material change by the Company in the Executive's title, functions, duties, or responsibilities, which changes would cause the Executive's position with the Company to become of significantly less responsibility, importance or scope as compared to the position and attributes that applied to the Executive as of the Effective Date; (2) any material failure by the Company to comply with any of the provisions of this Agreement; or (3) the requirement made by the Company that the Executive change his manner of performing his responsibilities so as to require a change in his residence.

     (d)  Notice of Termination. Any termination by the Company for Cause, or by
          ---------------------
the Executive for Good Reason, shall be communicated by Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" means a written notice which (1) indicates the specific termination provision in this Agreement relied upon, (2) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (3) if the Date of Termination (as defined in Section (e) hereof) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     (e)  Date of Termination. "Date of Termination" means (1) if the
          -------------------
Executive's employment is terminated by the Company for Cause, the expiration of the cure period specified in Paragraph 7(b) hereof, (2) if the Executive's employment is terminated by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (3) if the Executive's employment is terminated by reason of death or Disability, the date

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of death of the Executive or the Disability Effective Date, as the case may be, and (4) if the Executive's employment is terminated by the Company other than for Cause or Disability, or by the Executive without Good Reason, 30 days after the date of receipt by the non-terminating party of a written notice of termination or such shorter time as the Board thereafter specifies in a written notice to the Executive.

     8.   Obligations of the Company upon Termination of Employment.

     (a)  Termination by the Company Other Than for Cause, Death or Disability
          --------------------------------------------------------------------
or by the Executive for Good Reason.  If during the Employment Term (i) the
-----------------------------------
Company terminates the Executive's employment other than for Cause, death or Disability, or (ii) the Executive terminates his employment for Good Reason, then in any such case the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (or, in the event any amounts due cannot be determined within this period, as soon thereafter as is practicable) an amount equal to two times the Executive's then current Base Salary plus most recent bonus. The provisions of this Subparagraph 8(a) shall not affect any rights of the Executive under the Company's benefit plans or programs or under any bonus arrangement agreed to by the Executive and the Company.

     (b)  Termination as a Result of the Executive's Disability or Death. If
          --------------------------------------------------------------
during the Employment Term the Executive's employment is terminated by reason of the Executive's Disability or death, then the Company shall pay to the Executive or the Executive's legal representatives in a lump sum in cash within 30 days after the Date of Termination (or, in the event any amounts due cannot be determined within this period, as soon thereafter as is practicable) an amount equal to one times the Executive's then current Base Salary. The provisions of this Subparagraph 8(b) shall not affect any rights of the Executive's heirs, administrators, executors, legatees, beneficiaries or assigns under the Company's benefit plans or programs or under any bonus arrangement agreed to by the Executive and the Company.

     (c)  Termination by the Company for Cause or by the Executive other than
          -------------------------------------------------------------------
for Good Reason. If during the Employment Term either (i) the Executive's
---------------
employment is terminated by the Company for Cause or (ii) the Executive voluntarily terminates his employment, excluding termination by him for Good Reason, then the Company shall have no further obligation to the Executive other than the obligation to pay to the Executive (A) his Base Salary through the Date of Termination and (B) any other compensation and benefits due to the Executive in accordance with this Agreement, in each case to the extent theretofore unpaid.

     (d)  Change of Control. If the Executive's employment is terminated for any
          -----------------
reason (including by resignation of Executive) following a Change of Control of the Company, or is terminated within twelve months preceding a Change of Control of the Company for any reason other than by the Company for Cause or by the Executive other than for Good Reason, then the Company shall pay to the Executive or the Executive's legal representatives in a lump sum in cash on the date of the Change of Control an amount equal to 334% of the Executive's Base Salary; provided that, the payment under this paragraph (d) shall be in lieu of any payment under paragraphs (a), (b) or (c) above, and if the Executive has already received any such payment, the payment under this paragraph (d) shall be reduced, but not below zero, by the amount of such other payment. For the purpose of this Agreement, a "Change of Control" shall have been deemed to have occurred if at any time during the Employment Term:

     (i) the Company sells or otherwise disposes of a material interest in the Company or its businesses or all or a material portion of its assets in one or more transactions occurring after the Effective Date, including without limitation a sale or disposition in one or more transactions of assets of the Company and its subsidiaries having a fair market value of at least 60% of the fair

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market value of the total assets of the Company and its subsidiaries on the
Effective Date on a consolidated basis, or the Company sells or otherwise disposes of in one or more transactions a majority of the equity ownership or voting control of any corporation or corporations or other entities holding all or a material portion of the assets of the Company, or

     (ii) acquisition by (A) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") or (B) two or more Persons of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of either (1) the shares of the Company's common stock outstanding immediately after such acquisition (the "Company Common Stock") or (2) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors outstanding immediately after such acquisition (the "Company Voting Securities"); provided, however, that for purposes of this subsection (i) the following acquisitions of securities shall not constitute or be included when determining whether there has been a Change of Control: (1) any acquisition by the Company, or (2) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

     (iii) consummation of a reorganization, merger or consolidation or the sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of the assets of another corporation by the Company (in each case, a "Business Combination"), unless, following any such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Company Common Stock and Company Voting Securities outstanding immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Company Common Stock and Company Voting Securities outstanding, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

9.   Golden Parachute Provision.

     (a) In the event that any amount or benefits made or provided to Executive above and under all other plans and programs of the Company (the "Covered Payments") is determined to constitute a Parachute Payment, as such term is defined in Section 280G(b)(2) of the Internal Revenue Code, the Company shall pay to Executive, prior to the time any Internal Revenue Code Section 4999 excise tax ("Excise Tax") is payable with respect to any such Covered Payment, an additional amount which is equal to (i) the Excise Tax on the Covered Payment plus (ii) the aggregate amount of any interest, penalties, fines or additions to any tax which are imposed in connection with the imposition of such Excise Tax, plus (iii) all income, excise and other applicable taxes imposed on the Executive under the laws of any Federal, state or local government or taxing authority by reason of the payments required under clauses (i) and (ii) and this clause (iii).

     (b) The determination of whether the Covered Payment constitutes a Parachute Payment and, if so, the amount to be paid to Executive and the time of payment pursuant to this paragraph 20 shall be made by an independent auditor (the "Auditor") jointly selected by the Company and Executive and paid by the Company. The Auditor shall be a nationally recognized United States public accounting firm which has not, during the two years preceding the date of its selection, acted in any way on behalf of the Company or any of its Affiliates. If Executive and the Company cannot agree on the Firm to serve as the Auditor, then Executive and the Company shall each select one accounting firm and those two firms shall jointly select the accounting firm to serve as the Auditor.

     (c) In the event that upon any audit by the Internal Revenue Service, or by a state of local taxing authority, of the Covered Payment or the Gross-Up payments, a change is finally determined to be required in the amount of taxes paid by the Executive, appropriate adjustments will be made under this Agreement such that the net amount which is payable to Executive after taking into account the provisions of section 4999 of the Code will reflect the intent of the parties as expressed in subparagraph (a) above, in the manner determined by the Auditor.

10.  Indemnification.

     (a) The Company agrees that if the Executive is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Executive's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Executive shall be indemnified and held harmless by the Company to the fullest extent legally permitted or authorized by the Company's certificate of incorporation or bylaws or resolutions of the Company's Board of Directors or, if greater, by the laws of the State of Delaware, against all cost, expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or other liabilities or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if he has ceased to be a director, member, employee or agent of the Company or other entity, with respect to acts or omissions which occurred prior to his cessation of employment with the Company, and shall inure to the benefit of the Executive's heirs, executors and administrators. The Company shall advance to the Executive all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 calendar days after receipt by the Company of a written request for such advance. Such request shall include an undertaking by the Executive to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

     (b) Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of any proceeding concerning payment of amounts claimed by the Executive under Section 4(a) above that indemnification of the Executive is proper because he has met the applicable standard of conduct, nor a determination by the Company (including its board of directors, independent legal counsel or stockholders) that the Executive has not met such applicable standard of conduct, shall create a presumption that the Executive has not met the applicable standard of conduct.

     (c) The Company agrees to continue during the Employment Term and thereafter and maintain a directors' and officers' liability insurance policy covering the Executive which is no less favorable to the Executive than the Company's policy in effect on the Effective Date.

11.  Governing Law; Arbitration; Jurisdiction; Attorneys' Fees.

     This Agreement is made and entered into and will be governed by and interpreted in accordance with the laws of the State of Illinois. The Company and the Executive agree that any dispute regarding this Agreement, that cannot be resolved amicably by the parties, will be submitted to arbitration within 60 days of the date the dispute arose and will be resolved in accordance with the rules of the American Arbitration Association for expedited cases then in effect. The arbitrator will be mutually selected by the parties or in the event the parties cannot mutually agree, then appointed by the American Arbitration Association. Any arbitration will be held in Chicago, Illinois and the arbitrator will apply Illinois law. Judgment upon any award rendered by the arbitrator will be final and binding and may be entered in any court of competent jurisdiction. The arbitrator will not be empowered to award damages in excess of compensatory damages and each party hereby irrevocably waives any damages in excess of compensatory damages. Notwithstanding the foregoing, the Company will have the absolute right to seek equitable remedies in any state court of competent jurisdiction in the State of Illinois, County of Cook, or in a United States District Court in the State of Illinois pursuant to Paragraph 6(b) hereof. By Executive's execution and delivery of this Agreement, the Executive irrevocably submits to and accepts the exclusive jurisdiction of each of such courts and waives any objection (including any objection to venue or any objection based upon the grounds of forum non conveniens) which might be asserted against the bringing of any such action, suit or other legal proceeding in such courts. The Executive shall be entitled to recover from the Company reasonable attorneys' fees, costs and expenses concurred by him in connection with any dispute under this Agreement or otherwise in connection with his employment or service as a director of the Company. Payments received under the preceding sentence shall be paid by its company to the Executive within ten days after the Executive submits documentation evidencing the incurrence of such fees, costs and expenses.

12.  Miscellaneous.

     (a)  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties hereto with respect to the subject matter hereof and supersedes any and all previous agreements, written or oral, including restrictive covenants, regarding the subject matter hereof between the parties hereto. This Agreement shall not be modified or amended, except by a written agreement signed by the parties hereto.

     (b) Notices. All notices, requests, demands and other communications required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been given if delivered by hand, sent by generally recognized overnight courier service, telex or telecopy with confirmation of receipt, or mail:

     (i)  to the Company:

          Navigant Consulting, Inc.
          Attn: General Counsel
          615 N. Wabash
          Chicago, Illinois 60611

          with a copy to:

          Winston & Strawn
          Attention: Gov. James R. Thompson
          35 West Wacker Drive
          Chicago, IL 60601

     (ii) to the Executive:

          William M. Goodyear
          1500 North Lake Shore Drive
          Apt. 9C
          Chicago, Illinois 60611

          With a copy to:

          Mayer, Brown & Platt
          Attention:  Herbert W. Krueger
          190 S. LaSalle Street
          Chicago, Illinois  60603

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications will be effective when actually received by the addressee.

     (c)  Successors.  This Agreement is personal to the Executive and without
          ----------
the prior written consent of the Company it shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement will inure to the benefit of and be enforceable against the Executive's legal representatives. This Agreement will inure to the benefit of and be binding upon the Company and its successors and assigns. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation, share exchange or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. For purposes of this Agreement, the term "Company" means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     (d)  Severability. If any provision of this Agreement is held invalid or
          ------------
unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision will thereupon be deemed modified only to the extent necessary to render such provision valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement will be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

Should this Agreement, or any one or more of the provisions hereof, be held to be invalid, illegal or unenforceable within any governmental jurisdiction or subdivision thereof, the Agreement or any such provision or provisions will not as a consequence thereof be deemed to be invalid, illegal or unenforceable in any other governmental jurisdiction or subdivision thereof.

     (e)  Waiver. The Executive's or the Company's failure to insist upon strict
          ------
compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, will not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

     (f)  Counterparts. This Agreement may be executed in two counterparts, each
          ------------
of which will be deemed an original and both of which taken together will constitute a single instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                           ___________________________
                                           William M. Goodyear


                                           Navigant Consulting, Inc.


                                           By ________________________________
                                           Its _________________________________

                  AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT

    AMENDMENT NUMBER 1 ("This Amendment") dated as of May 19, 2000 to EMPLOYMENT AGREEMENT dated as of May 19, 2000 (the "Original Agreement"), by and between Navigant Consulting, Inc., a Delaware Corporation ("NCI") and William M. Goodyear (the "Executive"):

                                   RECITALS

    Both parties wish to amend the Original Agreement, to provide that the Stock Appreciation Rights awarded to the Executive shall vest six months after the Effective Date in accordance with the Company's Long-Term Incentive Plan, as set forth herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency is hereby acknowledged, the parties hereto agree as follows:

    1. Section 5(c) of the Original Agreement is hereby deleted and the following is hereby inserted in lieu therof:

        (c) Stock Appreciation Rights. The Executive is hereby awarded 200,000
            -------------------------
            stock appreciation rights subject to the terms and conditions of the Company's Long-Term Incentive Plan, each of which will vest on November 20, 2000, and each of which shall entitle the Executive (or in the event of his death his estate) to receive a cash payment at his election at any time after November 20, 2000 and prior to the fifth anniversary of the Effective Date in an amount equal to the excess of the closing price of a share of the Company's common stock on the date the Executive files written notice of his election with the Company over the closing price of a share of the Company's common stock on the last trading date immediately prior to the Effective Date. In the event of a change in the Company's capital structure or a corporate transaction or similar event affecting the value of the Company's common stock (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), appropriate adjustments shall be made to prevent dilution of the value of the stock appreciation rights granted hereunder.

    2. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Original Agreement. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

    3. This Amendment may be executed in counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement.

    4. This Amendment shall be construed and enforced in accordance with and shall be governed by the laws of the State of Illinois, without giving effect to its conflict of laws provisions.

    IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

    NAVIGANT CONSULTING, INC.


    By:

        Its: _____________________

        William M. Goodyear

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     AMENDMENT NUMBER 2, dated as of May 19, 2001 (this "Amendment"), to EMPLOYMENT AGREEMENT, dated as of May 19, 2000, as amended by AMENDMENT NUMBER 1 TO EMPLOYMENT AGREEMENT, dated as of May 19, 2000 (collectively, "the Original Agreement"), by and between Navigant Consulting, Inc., a Delaware corporation (the "Company"), and William M. Goodyear (the "Executive").

                                    RECITALS

     The parties hereto desire to amend the Original Agreement, as hereinafter provided.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Section 2 of the Original Agreement is hereby amended to read in its entirety, as follows:

          Employment Term. The term of the Executive's employment by the Company under this Agreement will begin as of the Effective Date, and will continue, subject to earlier termination as provided in Section 7 hereof, until December 31, 2002, or it will continue to a later date pursuant to an extension or modification of this Agreement by mutual agreement of the parties hereto from time to time (the "Employment Term").

     2. Section 5(a) of the Original Agreement is hereby amended to read in its entirety, as follows:

          (a) Base Salary. During the Employment Term, the Executive will receive an annual salary, payable in monthly or more frequent installments, of not less than $500,000, subject to authorized withholding and other deductions. The annual salary will be reviewed annually and may be increased by the Company in the sole discretion of the Compensation Committee of the Board. Such annual salary, as so increased, is hereinafter referred to as the "Base Salary".

     3. Section 5(b) of the Original Agreement is hereby amended to read in its entirety, as follows:

          (b) Discretionary Bonus. During the Employment Term, the Executive will be eligible to receive such cash bonus or bonuses as are determined to be appropriate by the Compensation Committee of the Board. Such bonus or bonuses shall be based upon the Compensation Committee's annual review of the Executive's performance. The maximum bonus amount that the Executive shall be eligible for shall be an amount not less than 150(degree)l(degree) of the Executive's then Base Salary.

     4. Section 7(c) of the Original Agreement is hereby amended to read in its entirety, as follows:

          (c) Termination by the Executive for Good Reason: The Executive's employment with the Company may be terminated by the Executive for Good Reason. For purposes of this Agreement, Good Reason shall mean any of the following actions, if taken without the express written consent of the Executive: (1) any material change by the Company in the Executive's title, functions, duties, or responsibilities, which changes would cause the Executive's position with the Company to become of significantly less responsibility, importance or scope as compared to the position and attributes that applied to the Executive as of the Effective Date; (2) any material failure by the Company to comply with any of the provisions of this Agreement; (3)any change in the number or composition of the Board which causes the Executive to believe that as a result thereof the exercise of his duties, responsibilities and authorities may be adversely affected; or
               (4) the requirement made by the Company that the Executive change his manner of performing his responsibilities so as to require a change in his residence.

     5. The first sentence of Section 8(a) of the Original Agreement is hereby amended to read in its entirety, as follows:

          If during the employment term or within one year after the expiration of this Agreement or any successor agreements (i) the company terminates the Executive's employment other than for Cause, death or Disability, or (ii) the Executive terminates his employment for Good Reason, then in any such case the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (or, in the event any amounts due cannot be determined within this period, as soon thereafter as is practicable) an amount equal to two times the Executive's then current Base Salary plus most recent bonus.

     6. Section 10(c) of the Original Agreement is hereby amended to read in its entirety,as follows:

          (c) The Company agrees to continue during the Employment Term and thereafter and maintain one or more directors' and officers' liability insurance policies covering the Executive with aggregate limits of liability not less than $30 million and which in the aggregate are no less favorable to the Executive than the Company's policy in effect on the Effective Date.

     7. The final two sentences of Section 11 of the Original Agreement are hereby amended to read in their entirety, as follows:

               The Executive shall be entitled to recover from the Company reasonable attorneys' fees, costs and expenses incurred by him in connection with any dispute under this Agreement or otherwise in connection with his employment or service as a director of the Company. Payments received under the preceding sentence shall be paid by the Company to the Executive within ten days after the Executive submits documentation showing that he has incurred such fees, costs and expenses. The Executive will not be entitled to recover the aforementioned attorneys fees, costs and expenses if he initiates an arbitration under this Agreement and does not prevail on the merits.

     8. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Original Agreement. Except as expressly amended hereby, the Original Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

     9. This Amendment may be executed in counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement.

     10. This Amendment shall be construed and enforced in accordance with and shall be governed by the laws of the State of Illinois, without giving effect to its conflict of laws provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NAVIGANT CONSULTING, INC.

B~

          Samuel K. Skinner, Chairman, Organization and Compensation Committee of the Board of Directors

          William M. Goodyear

Dated: